Exhibit 99.1

  Johnson & Johnson Statement on Voluntary Disclosure

     New Brunswick, N.J. (February 12, 2007) - Johnson
& Johnson today voluntarily disclosed to the U.S.
Department of Justice (DOJ) and the U.S. Securities and
Exchange Commission (SEC) that subsidiaries outside the United States are believed to have made improper payments in connection with the sale of medical devices in two small-market countries. The actions were contrary to the Company's policies, and the payments may fall within the jurisdiction of the Foreign Corrupt
Practices Act. The Company will provide additional information to DOJ and SEC, and will cooperate with the agencies' reviews of these matters.

     Effective today, Michael J. Dormer, Worldwide
Chairman, Medical Devices & Diagnostics, has retired from the Corporation. In a letter to Johnson &
Johnson, Mr. Dormer cited the internal review of these matters and noted he had "ultimate responsibility by virtue of my position" for those subsidiaries that were the subject of the disclosure.

     Effective immediately, all worldwide businesses within the Medical Devices & Diagnostics segment will report to Nicholas J. Valeriani, Worldwide Chairman,
Medical Devices & Diagnostics, a Company executive with nearly 30 years experience. Mr. Valeriani will now have responsibility for businesses previously under the management oversight of Mr. Dormer, in addition to those for which he is already responsible.